UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): November 1, 2012

TransUnion Holding Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-182948	36-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 West Adams Street

Chicago, IL 60661

(312) 985-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 1.01. Entry into a Material Definitive Agreement

Senior PIK Toggle Notes due 2018

Overview

On November 1, 2012, TransUnion Holding Company, Inc. (the “Issuer”), issued $400.0 million aggregate principal amount of 8.125%/8.875% senior PIK toggle notes due 2018 (the “Notes”), which mature on June 15, 2018, pursuant to the indenture, dated as of November 1, 2012 (the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Interest on the Notes will be payable on June 15 and December 15 of each year, commencing on June 15, 2013. Interest on the notes will accrue from November 1, 2012. The initial interest payment on the notes will be payable in cash. With respect to each interest payment thereafter (other than the final interest payment made at maturity, which will be paid in cash), the Issuer will be required to pay interest on the notes entirely in cash unless the conditions described in the Indenture are satisfied, in which case the Issuer will be entitled to pay, to the extent described in the Indenture, interest for such interest period by increasing the principal amount of the Notes or issuing new notes.

On November 1, 2012, the net proceeds of the issuance of the Notes were used to fund a $373.84 million dividend to the Issuer’s shareholders and to pay related fees and expenses, including the consent fee to the Issuer’s existing debt holders. The Issuer also prepaid $10 million under Trans Union LLC’s senior secured term loan facility with cash on hand.

The amendments to the Indenture contained in the First Supplemental Indenture, dated as of October 22, 2012, became operative immediately prior to the consummation of the Notes offering.

The following is a brief description of the terms of the Notes and the Indenture.

The Notes and the Indenture

Ranking

The Notes are the Issuer’s senior unsecured obligations. The Notes are not guaranteed by any of the Issuer’s subsidiaries. Accordingly, they:

•	rank pari passu in right of payment with all of the Issuer’s future senior debt;

•	rank senior in right of payment to all of the Issuer’s future subordinated debt;

•	are effectively subordinated to all of the Issuer’s existing and future secured indebtedness, to the extent of the value of the collateral securing such obligations;

•

are structurally subordinated to all existing and future indebtedness (including Trans Union LLC’s senior secured credit facility and Trans Union LLC’s senior notes) of, and other obligations and preferred stock of, the Issuer’s subsidiaries (other than indebtedness and other obligations owed to the Issuer).

Optional Redemption

Except as described below, the Issuer is not entitled to redeem the Notes prior to June 15, 2014.

Prior to June 15, 2014, the Issuer may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable “make-whole” premium, plus accrued and unpaid interest to the date of redemption.

On and after June 15, 2014, the Issuer may redeem some or all of the Notes at the redemption prices listed in the Indenture, plus accrued and unpaid interest to the date of redemption.

In addition, at any time before June 15, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108.125% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption.

Change of Control

Upon the occurrence of a change of control, the Issuer must give holders of the Notes an opportunity to sell to the Issuer their Notes at 101% of the aggregate principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains covenants limiting the Issuer’s ability and the ability of its restricted subsidiaries to:

•	pay dividends or distributions, repurchase equity, prepay junior debt and make certain investments;

•	incur additional debt or issue certain disqualified stock and preferred stock;

•	incur liens on assets;

•	merge, consolidate or sell of all or substantially all of the Issuer’s assets;

•	enter into transactions with affiliates; and

•	allow to exist certain restrictions on the ability of restricted subsidiaries to pay dividends or make other payments to the Issuer.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto.

Registration Rights Agreement

On November 1, 2012, the Issuer entered into a registration rights agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co. and Deutsche Bank Securities Inc. with respect to the Notes described above. In the Registration Rights Agreement, the Issuer has agreed that it will (1) file an exchange offer registration statement pursuant to which the Issuer will offer exchange notes with terms identical in all material respects to, and evidencing the same indebtedness as, the Notes, in exchange for such notes (but which exchange notes will not contain terms with respect to transfer restrictions or provide for the additional interest described below); and (2) use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Issuer has agreed to use commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes.

If Issuer fails to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate in the Indenture. If the registration default is corrected, the applicable interest rate on the Notes will revert to the original level.

If the Issuer must pay additional interest, it will pay it to the noteholders on the same dates that the Issuer makes other interest payments on the Notes, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

Exhibit 4.1	Indenture, dated as of November 1, 2012, between Transunion Holding Company, Inc. and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Exchange and Registration Rights Agreement, dated as of November 1, 2012, by and among Transunion Holding Company, Inc. and Goldman, Sachs & Co. and Deutsche Bank Securities Inc. with respect to the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION HOLDING COMPANY, INC.

Date: November 6, 2012	By:	/s/ Samuel A. Hamood
Name: Samuel A. Hamood
Title: Chief Financial Officer